BCB Bancorp, Inc. Announces Record Quarterly and Semi-Annual Earnings

Bayonne, N.J. - (BUSINESS WIRE) - July 26, 2006 - BCB Bancorp, Inc., Bayonne, N.J. (NASDAQ: BCBP - News), announced an increase in unaudited net earnings of $205,000 or 17.0% to $1,414,000 for the three months ended June 30, 2006 compared to $1,209,000 for the three months ended June 30, 2005. The Company further reported an increase in unaudited net earnings of $389,000 or 16.5% to $2,743,000 for the six months ended June 30, 2006 from $2,354,000 for the six months ended June 30, 2005.

As of June 30, 2006, total assets increased by $22.7 million or 4.9% to $488.9 million from $466.2 million at December 31, 2005. Loans receivable increased by $29.3 million or 10.3% to $313.8 million at June 30, 2006 from $284.5 million at December 31, 2005. Securities classified as held-to-maturity increased by $9.9 million or 7.1% to $149.9 million at June 30, 2006 from $140.0 million at December 31, 2005. Deposit liabilities increased by $8.2 million or 2.3% to $371.1 million at June 30, 2006 from $362.9 million at December 31, 2005. Borrowed money increased by $10.0 million or 18.5% to $64.1 million at June 30, 2006 from $54.1 million at December 31, 2005. Total stockholders' equity increased by $2.8 million or 5.9% to $50.6 million at June 30, 2006 from $47.8 million at December 31, 2005.

Net income increased by $205,000 or 17.0% to $1.4 million for the three months ended June 30, 2006 from $1.2 million for the three months ended June 30, 2005. The increase in net income was due to increases in net interest income and non-interest income partially offset by increases in non-interest expense, the provision for loan losses and income taxes. Net interest income increased by $658,000 or 16.5% to $4.6 million for the three months ended June 30, 2006 from $4.0 million for the three months ended June 30, 2005. Thit increase resulted primarily from an increase in average interest earning assets of $85.4 million or 22.0% to $473.4 million for the three months ended June 30, 2006 from $388.0 million for the three months ended June 30, 2005, funded primarily through an increase in average interest bearing liabilities of $58.6 million or 17.1% to $400.7 million for the three months ended June 30, 2006 from $342.1 million for the three months ended June 30, 2005 and an increase in average stockholders' equity of $22.2 million or 80.7% to $49.7 million for the three months ended June 30, 2006 from $27.5 million for the three months ended June 30, 2005, partially offset by a decrease in the net interest margin to 3.92% for the three months ended June 30, 2006 from 4.10% for the three months ended June 30, 2005.

Net income increased by $389,000 or 16.5% to $2.74 million for the six months ended June 30, 2006 from $2.35 million for the six months ended June 30, 2005. The increase in net income was due to increases in net interest income and non-interest income partially offset by increases in the provision for loan losses, non-interest expense and income taxes. Net interest income increased by $1.32 million or 17.0% to $9.07 million for the six months ended June 30, 2006 from $7.75 million for the six months ended June 30, 2005. This increase resulted primarily from an increase in average interest earning assets of $88.0 million or 23.1% to $468.7 million for the six months ended June 30, 2006 from $380.7 million for the six months ended June 30, 2005 funded primarily through an increase in average interest bearing liabilities of $61.8 million or 18.4% to $398.3 million for the six months ended June 30, 2006 from $336.5 million for the six months ended June 30, 2005 and an increase in average stockholders' equity of $22.2 million or 82.2% to $49.2 million for the six months ended June 30, 2006 from $27.0 million for the six months ended June 30, 2005, partially offset by a decrease in the net interest margin to 3.87% for the six months ended June 30, 2006 from 4.07% for the six months ended June 30, 2005.

Donald Mindiak, President & CEO commented that, "operational results continue to be predicated on stable balance sheet growth Loan growth, primarily based on products with regularly repricing features, have proven to be beneficial as those indicies utilized for repricing purposes have continued to increase concurrent with Federal Reserve Policy. We have continued on our deliberate path of both deploying and leveraging the proceeds from our capital raise to the ultimate benefit of our shareholders. While recording record quarterly and semi-annual operational results, we have also managed to markedly increase allowance balances and percentages as the beginnings of a slower real estate market are upon as. Our expansion plans remain on schedule with our fourth office, located in Hoboken, New Jersey, slated to open during the fourth quarter of 2006. In our on-going effort to expand our footprint, we will continue to explore opportunities in other communities that we determine are synergistically viable and underserved from a community banking perspective. While the yield curve environment remains challenging and geopolitical occurrences have kept market activities in a constant state of flux, we will endeavor to explore, implement and execute initiatives with the goal of continuing to enhance franchise and shareholder value."

The Company's banking subsidiary, Bayonne Community Bank presently operates three offices located in Bayonne, New Jersey.

This discussion, and other written material, and statements management may make, may contain certain forward-looking statements regarding the Company's prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 2W of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the Bank's Annual Report on Form 10-K and in other documents filed by the Bank with the FDIC or the Securities and Exchange Commission from time to time. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identified by the use of the words "plan," "believe," "expect," "intend," "anticipate," "estimate," "project," "may," "will," "should," "could," "predicts," "forecasts," "potential," or "continue" or similar terms or the negative of these terms. The Company's ability to predict results or the actual effects of its plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, legislation, and regulation; changes in monetary and fiscal policies of the United States Government, including policies of the United States Treasury and Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services, loan, deposit, and investment products in the Company's local markets; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting the Company's operations, pricing and services.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this discussion. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

PART I.  FINANCIAL INFORMATION
ITEM 1.  FINANCIAL STATEMENT

                        BCB BANCORP, INC. AND SUBSIDIARY
                Consolidated Statements of Financial Condition at
                       June 30, 2006 and December 31, 2005
                                   (Unaudited)
                      (in thousands except for share data)


                                                                        At                 At
                                                                  June 30, 2006    December 31, 2005
                                                                ---------------    -----------------
            ASSETS
            -------
            Cash and amounts due from depository
             institutions................................       $       2,810      $      2,987
            Interest-earning deposits....................               6,767            22,160
                                                                -------------      ------------
               Total cash and cash equivalents...........               9,577            25,147

            Securities held to maturity..................             149,877           140,002
            Loans held for sale..........................               1,779               780
            Loans receivable, net........................             313,787           284,451
            Premises and equipment.......................               5,377             5,518
            Federal Home Loan Bank of New York stock.....               3,274             2,778
            Interest receivable, net.....................               3,339             3,104
            Subscriptions receivable.....................                   -             2,353
            Deferred income taxes........................               1,180               997
            Other assets.................................                 753             1,112
                                                                -------------      ------------
               Total assets..............................             488,943           466,242
                                                                =============      ============
            LIABILITIES AND STOCKHOLDERS' EQUITY
            ------------------------------------

            LIABILITIES
            -----------
            Deposits.....................................             371,099           362,851
            Long-term debt...............................              64,124            54,124
            Other liabilities............................               3,092             1,420
                                                                -------------      ------------
               Total liabilities.........................       $     438,315      $    418,395
                                                                =============      ============
            STOCKHOLDERS' EQUITY
            --------------------
            Common stock, stated value $0.06
             10,000,000 shares authorized; 5,060,480 and
             5,050,552 shares, respectively, issued......                 324               323
            Additional paid-in-capital...................              45,611            45,518
            Treasury stock, at cost 54,820 and 51,316
            shares, respectively.........................                (851)             (795)

            Retained earnings............................               5,544             2,801
                                                                -------------      ------------
               Total stockholders' equity................              50,628            47,847
                                                                -------------      ------------
               Total liabilities and stockholders' equity       $     488,943       $   466,242
                                                                =============       ===========

                        BCB BANCORP, INC. AND SUBSIDIARY
                        Consolidated Statements of Income
                       For the three and six months ended
                             June 30, 2006 and 2005
                                   (Unaudited)
                      (in thousands except for share data)

                                                 Three Months Ended      Six Months Ended
                                                 ------------------      ----------------
                                                     June 30,                 June 30,
                                                 ------------------      ----------------
                                                 2006         2005        2006       2005
                                                 ----         ----        ----       ----

     Interest Income:
       Loans............................     $   5,717   $   4,623    $  11,059   $   8,882
       Securities.......................         1,874       1,471        3,690       2,905
       Other interest-earning assets....           104           4          279          14
                                             ---------   ---------    ---------   ---------
        Total...........................         7,895       6,098       15,028      11,801
                                             ---------   ---------    ---------   ---------
     Interest expense:
       Deposits:
        Demand..........................            86          82          168         167
        Savings and club................           663       1,028        1,476       2,076
           Certificate of deposit.......         1,757         821        3,272       1,503
                                             ---------   ---------    ---------   ---------
                                                 2,506       1,931        4,916       3,746
                                             ---------   ---------    ---------   ---------
          Borrowed money................           553         189        1,045         310
                                             ---------   ---------    ---------   ---------
          Total interest expense........         3,059       2,120        5,961       4,056
                                             ---------   ---------    ---------   ---------
     Net interest income:                        4,636       3,978        9,087       7,745
     Provision for loan losses..........           325         300          575         560
                                             ---------   ---------    ---------   ---------
     Net interest income after provision
     for loan losses....................     $   4,311   $   3,678    $   8,492   $   7,185
                                             =========   =========    =========   =========
     Non-interest income:
       Fees and service charges.........           141         136          290         257
       Gain on sales of loans originated           196          56          338          15
      for sale..........................
       Gain on sale of securities.......             -          28            -          28
       Other............................             6           6           13          12
                                             ---------   ---------    ---------   ---------
          Total non-interest income.....           343         226          841         402
                                             ---------   ---------    ---------   ---------
     Non-interest expense:
       Salaries and employee benefits...         1,253       1,089        2,552       2,114
       Occupancy expense of premises....           220         163          438         325
       Equipment........................           442         367          892         734
       Advertising......................            95          39          156          78
       Other............................           392         314          725         621
                                             ---------   ---------    ---------   ---------
          Total non-interest expense....         2,402       1,972         4763       3,872
                                             ---------   ---------    ---------   ---------
     Income before income tax provision.         2,252       1,832        4,370       3,715
     Income tax provision...............           838         723        1,827       1,361
                                             ---------   ---------    ---------   ---------
     Net income.........................     $   1,414   $   1,209    $   2,743   $   2,354
                                             ---------   ---------    ---------   ---------
     Net income per common share-basic
       and diluted-
              basic.....................     $    0.28   $    0.32    $    0.55   $    0.63
                                             ---------   ---------    ---------   ---------
              diluted...................     $    0.27   $    0.31    $    0.53   $    0.60
                                             ---------   ---------    ---------   ---------
     Weighted average number of common
     shares outstanding-
              basic.....................     $   5,003   $   3,736    $   5,003   $   3,739
                                             ---------   ---------    ---------   ---------
              diluted...................     $   5,185   $   3,908    $   5,172   $   3,915
                                             ---------   ---------    ---------   ---------